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                                                                    EXHIBIT 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Tandy Brands Accessories, Inc. Employees Investment Plan (the "Plan") of our report dated March 10, 2000, accompanying the financial statements of the Plan included in its Annual Report on Form 11-K for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


/s/  Whitley Penn

Fort Worth, Texas
June 1, 2000